EXHIBIT 15
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-101382) of Telstra Corporation Limited and in the related Prospectus of our report dated 10 August 2006 (except for the last two paragraphs of note 34, as to which the date is 17 November 2006), with respect to the consolidated financial statements of Telstra Corporation Limited and its controlled entities in this Form 20-F for the year ended 30 June 2006.
/s/ Ernst & Young
Melbourne, Australia
15 December 2006

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